UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 2, 2013
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2013, Supertel Limited Partnership, a limited partnership 99% owned by Supertel Hospitality, Inc., entered into four hotel purchase agreements to purchase four hotels, one each from Tyvola Hospitality, Inc., a North Carolina corporation, Columbia Hotel, Inc., a South Carolina corporation, Atlantic Beach Hospitality, Inc., a North Carolina corporation, and Krishna Hotel, Inc., a Virginia corporation.  The aggregate purchase price for the hotels is $42.25 million.

Supertel will conduct its due diligence of the hotels, including inspections, environmental surveys and engineering studies, and, may terminate any of the agreements, in its sole discretion, on or prior to July 1, 2013 and the escrow deposit will be returned to Supertel.  Each agreement  is subject to Supertel securing financing satisfactory to Supertel by August 15, 2013 to purchase the hotel.

Supertel has made a first deposit of the purchase price of $500,000 with an escrow agent ($125,000 with respect to each hotel).  Supertel will make a second deposit of an additional $100,000 ($25,000 with respect to each hotel) with the escrow agent at the conclusion of Supertel’s due diligence.  In the event Supertel is not successful in obtaining satisfactory financing for the purchase of a hotel, the first deposit with respect to that hotel will be returned to Supertel and the agreement will terminate.

The closing of the purchase on any hotel is dependent on the closing of the purchase of all hotels.  In the event the purchase of one or more hotels cannot close, the sale and purchase of the remaining properties must be by the mutual agreement of the parties.

The hotels are located in: Charlotte, North Carolina (89 rooms, Home2 by Hilton); Columbia, South Carolina (100 rooms, Hampton Inn and Suites); Pine Knoll Shores, North Carolina (109 rooms, Hampton Inn and Suites); and Wytheville, Virginia (80 rooms, Fairfield Inn and Suites). In addition to the due diligence inspections and the financing condition, the closing of the transactions are subject to customary closing conditions including accuracy of representations and warranties and compliance with covenants and obligations under the purchase agreements.

The descriptions of the purchase agreements are qualified in their entirety by the form of the purchase agreement filed with this report as Exhibit 2.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.
2.1	Form of Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: May 7, 2013	By: /s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
2.1	Form of Purchase Agreement